QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

        CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

WAIVER AND RELEASE AGREEMENT

        This Waiver and Release Agreement (the "Release") is made and entered into effective as of June 5, 2003 between Eli Lilly and Company, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), and Isis Pharmaceuticals, Inc., having its principal place of business at Carlsbad Research Center, 2292 Faraday Avenue, Carlsbad, CA 92008 ("Isis").

RECITALS

  1.
  Lilly and Isis are parties to a Revised and Restated ISIS 3521 Supply Agreement (the "Supply Agreement") and a Loan Agreement (the "Loan Agreement"), both dated as of September 30, 2002.

  2.
  Both parties wish to terminate certain of their obligations and rights under these agreements, as set for below.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained in this Agreement, the parties, intending to be fully bound, agree as follows:

ARTICLE I
TERMINATION

1.1
The parties agree that both the Supply Agreement, including the MRD and the Quality Agreement (both as defined in the Supply Agreement), and the Loan Agreement, including the Promissory Note (as defined in the Loan Agreement) are hereby terminated, effective as of the date first written above, and neither party shall have any further rights, duties or obligations, monetary or otherwise, under either the Loan Agreement or the Supply Agreement, except as expressly set forth herein. Without limiting the inclusiveness of this Section 1.1, the parties specifically agree that the audit rights provided to Lilly in Sections 3.06 of the Loan Agreement and 5.6 of the Supply Agreement are terminated and do not survive.

1.2
The parties have entered into a Revised Clinical Quality Agreement, which is attached hereto as Exhibit C (the "Quality Agreement"). This Quality Agreement shall remain in effect until the earliest of the following occurs: (i) no further obligations remain under the Quality Agreement; (ii) the Development and License Agreement between the parties dated August 14, 2001 is terminated; or (iii) the Quality Agreement is superseded.

1.3
Notwithstanding Section 1.1 above, or any contradictory provision in the Loan Agreement, only Section 9.10, Confidentiality, of the Loan Agreement shall survive termination:

1.4
Notwithstanding Section 1.1 above, or any contradictory provision in the Supply Agreement, only the following provisions of the Supply Agreement shall survive termination:

(a)
Section 4.8, Documentation and Record Keeping

(b)
Sections 9.4(b) and (c), Testing

(c)
Section 11.1, Recalls

(d)
Article 12, Indemnification and Insurance

(e)
Article 14, Damage Limitations

(f)
Section 15.8, Entire Agreement

(g)
The clinical Quality Agreement dated November 13, 2001

ARTICLE II
WAIVER AND RELEASE

2.1
Lilly does hereby release and discharge Isis of and from its obligation to repay the Debt under the Loan Agreement, and waives and releases any right to limit the use of the Dedicated Facility.

2.2
Lilly does hereby release and discharge Isis of and from its obligation to manufacture and supply API under the Supply Agreement.

2.3
Isis does hereby release and discharge Lilly of and from its obligation to purchase API under the Supply Agreement.

2.4
Isis does hereby release and discharge Lilly of and from its obligation to make payments for Idle Capacity Costs under Section 5.5 of the Supply Agreement, or to make any other payments whatsoever under the Supply Agreement, except as specifically set out in Article III below.

ARTICLE III
ADDITIONAL COVENANTS

The parties to this Release hereby additionally agree and covenant that:

3.1
All outstanding and currently accrued payments due from either party to the other under the Loan Agreement and the Supply Agreement, including payments under Section 2.02 of the Loan Agreement and Section 3.1(f) of the Supply Agreement, are hereby settled in their entirety for the sum of [***] to be paid by Lilly to Isis via wire transfer within ten (10) days of the effective date of this Release in accordance with the instructions attached hereto as Exhibit A. Upon receipt of such payment, Isis will have no further claim against Lilly for any payments whatsoever under the Loan Agreement or the Supply Agreement. Lilly specifically waives any rights to reimbursement of the [***] prepayment for raw materials made to Isis under Section 5.1(a) of the Supply Agreement, and further agrees that Isis has full title to and ownership of the raw materials, with the exception of certain raw materials to be returned to Lilly (as specified below), with no restriction on use thereof and no requirement to account to Lilly therefore. Isis will return to Lilly the raw materials listed on Exhibit B, and hereby transfers to Lilly full title to and ownership of these materials, with no restriction on use thereof and no requirement to account to Isis therefore.

3.2
To the extent that Isis' obligations under the Quality Agreement have been agreed to under the Affinitak Development Plan, Lilly will have compensated Isis for such obligations under Section 2 of Amendment Number One to the Development and License Agreement. If an Isis obligation arises under the Quality Agreement that is not outlined in the Affinitak Development Plan, the Parties will promptly agree to an appropriate performance plan and budget to address such obligation, which will be approved by a designated representative(s) of each party. Without limiting the inclusiveness of the foregoing, the Parties agree that the following obligations are not outlined in the Affinitak Development Plan: (i) obligations under the Quality Agreement that arise after the [***]th day following the delivery to Lilly of the data generated as a result of the [***] drug Product stability testing as contemplated by the Development Plan, except those obligations that arise under Section 2, 4, 9, 10 or 12 of the Quality Agreement; (ii) actions required to be taken by Isis under Section 7 of the Quality Agreement as requested by Lilly and beyond those which Isis is required to complete per Isis procedures and applicable law for out of specification results and/or confirmed stability failures; (iii) obligations arising from regulatory inspections or inquiries under Sections 9 and 10 of the Quality Agreement; and (iv) obligations incurred at the request of Lilly under Section 16 of the Quality Agreement that result from [***].

3.3
The parties acknowledge and admit that no other representation, promise or agreement of any nature whatsoever, has been made to them, and that this Release contains the entire agreement between the parties and that all terms of this Release are binding upon them. This Release shall supersede any prior agreements, written or oral, between the parties hereto related to the subject matter of this Release.

3.4
This Release may not be modified or amended except by an instrument in writing executed and delivered by each of the parties hereto.

3.5
The respective representations and warranties of the parties contained herein shall survive the effective date of this Settlement Agreement and Release and shall continue until the discharge of all obligations pursuant to this Agreement.

3.6
This Release shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the rules in Delaware or elsewhere governing choice of law.

3.7
This Release shall be binding on and shall inure to the benefit of the parties, their respective successors and assigns.

3.8
This Release is entered into for the sole benefit of Isis and Lilly. Nothing contained herein shall be construed or interpreted to create any third party beneficiary contract rights in any other person.

3.9
This Release may be executed in counterparts, copies of which may be transmitted by facsimile, and a facsimile copy of an executed counterpart shall be sufficient evidence of the executed counterpart. The rights and obligations of each to the other shall be effective upon their execution of this Release.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, we have hereunto set our hands this 5th day of June, 2003.

ELI LILLY AND COMPANY

By:	/s/ CHARLES E. GOLDEN

Title:	CFO, Executive Vice President

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. LYNNE PARSHALL

Title:	CFO, Executive Vice President

Exhibit A
Account Information
[***]

Exhibit B
Raw Materials to be Returned to Lilly

Isis will ship to Lilly [***] kilograms each of the following [***]:

[***]

[***]

[***]

Exhibit C
Quality Agreement
[***]

QuickLinks

WAIVER AND RELEASE AGREEMENT